Exhibit 10.1

FOURTH MODIFICATION TO CREDIT AGREEMENT AND PROMISSORY NOTE

This FOURTH MODIFICATION TO CREDIT AGREEMENT AND PROMISSORY NOTE (this “Agreement”) is made as of the 29th day of June, 2007, by and between BIOSPHERE MEDICAL, INC., a Delaware corporation (the “Borrower”), and BROWN BROTHERS HARRIMAN & CO., a New York general partnership with an office at 40 Water Street, Boston, Massachusetts 02109 (the “Lender”), in the following circumstances:

A.                                   The Lender has established a revolving line of credit for the Borrower in the maximum amount of $3,000,000, (the “Loan”) which Loan is evidenced by the Promissory Note dated May 17, 2002 made by Borrower in favor of Lender in the original principal amount of $5,000,000 as thereafter reduced to the principal amount of $3,000,000 and amended thereafter (the “Note”).

B.                                     The Loan is governed, in part, by the Credit Agreement dated May 17, 2002 by and between the Borrower and the Lender, as amended from time to time (the “Credit Agreement”), and is secured by, among other things, the Security Agreement dated May 17, 2002 by and between Borrower and Lender (the “Security Agreement”).

C.                                     The Borrower has requested that the Lender extend the Maturity (as defined in the Credit Agreement) of the Loan, and the Lender has agreed to the Borrower’s request, but only upon the terms and conditions set forth herein and in the documents executed in connection herewith.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.             Definitions.  Except as otherwise defined in this Fourth Modification, terms defined in the Credit Agreement are used herein as defined therein.

“First Amendment”  The First Amendment dated as of March 10th, 2003 by and between the Borrower and the Lender.

“Loan Documents” shall mean collectively, this Agreement, the Credit Agreement, the Note, the Security Agreement, the First Amendment, the Second Modification, the Third Modification and any and all financing statements, agreements, instruments and certificates now or hereafter related hereto or thereto or executed in connection herewith or therewith, all as amended from time to time.

“Second Modification”  The Second Modification dated as of June 30th, 2004 by and between the Borrower and the Lender.

“Third Modification”  The Third Modification dated as of June 29th, 2005 by and between the Borrower and the Lender.

2.             Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Credit Agreement and the Note shall be amended as follows:

(a)           In order to give effect to the extension of the Maturity,

(i)                                     The reference to “June 29, 2007” in Section 1.1 of the Credit Agreement is hereby deleted and the date “June 29, 2009” is substituted therefore and inserted in place thereof.

(ii)                                  The reference to “June 29, 2007” in the third line of the first paragraph of the Note is hereby deleted and the date “June 29, 2009” is substituted therefore and inserted in place thereof.

(b)           In order to give effect to increase the limitation on capital lease obligations secured by liens permitted under Section 6.2(g),

(i)                         The reference to “$500,000” in Section 6.3(e) of the Credit Agreement is hereby deleted and the amount of “$1,000,000” is substituted therefore and inserted in place thereof.

3.             Conditions Precedent.  The amendments to the Credit Agreement and the Note set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a)                                  The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

(i)                                     This Fourth Modification, duly executed by each of the parties hereto.

(ii)                                  A certificate of an officer of the Borrower certifying as to the Borrower’s charter and bylaws and the corporate (or equivalent) authority for the Borrower (including without limitation, board of director resolutions or equivalent authorization and evidence of the incumbency of officers for the Borrower) with respect to the execution, delivery and performance of this Agreement, the Credit Agreement as amended hereby and the other Loan Documents and the transactions contemplated by the Credit Agreement as amended hereby and the other Loan Documents.

(iii)                               A certificate dated as of the date hereof, signed by the Chief Executive Officer, Chief Financial Officer or such other executive officer of the Borrower as may be reasonably acceptable to the Lender, to the effect set forth in Sections (b), (c) and (d) hereof.

(iv)                              Certificate of Good Standing from the Secretary of the State of Delaware.

(v)                                 Certificate of Insurance covering all assets and listing the Lender as loss payee.

(vi)                              Revised Schedules to the Credit Agreement

(b)                                 The representations and warranties in Section III of the Credit Agreement hereof shall be true and correct in all material respects, except as disclosed in the Revised Schedules referred to in Section 3(a)(vi) hereof (attached hereto as Exhibits A and B) and except as they relate to a specific prior date.

(c)                                  No Default or Event of Default under the Credit Agreement shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.

(d)                                 Since the date of the most recently delivered audited financial statements of the Borrower, no event or condition shall have occurred or exist which is reasonably likely to have a material adverse effect on the financial condition or business of the Borrower.

(e)                                  Concurrently with the execution and delivery of this Fourth Modification, the Borrower shall have paid to the Lender an amendment fee in an aggregate amount of $7,500.

4.             Effect on Loan Documents.  The Credit Agreement (as amended hereby) and the other Loan Documents (as amended on the date hereof) shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein or in any amendment to any other Loan Document executed or delivered on the date hereof, the execution, delivery, and performance of this Agreement shall not operate as a waiver or an amendment of any right, power, or remedy of the Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.  The Borrower hereby ratifies and confirms in all respects all of its obligations and any prior grant of a security interest under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

5.             No Novation; Entire Agreement.  This Agreement evidences solely the amendment of the terms and provisions of the obligations of the Borrower under the Loan Documents and is not a novation or discharge thereof.  There are no other understandings, express or implied, among the Borrower and the Lender regarding the subject matter hereof or thereof.

6.             Choice of Law.  The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

7.             Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Modification to be executed as of the date first above written.

BIOSPHERE MEDICAL, INC.,
as Borrower

By:	/s/ Martin J. Joyce
	Name:	Martin J. Joyce
	Title:	Executive Vice President and Chief Financial Officer

BROWN BROTHERS HARRIMAN & CO.,
as Lender

By:	/s/ Robert D. Hazard
	Name:	Robert D. Hazard
	Title:	Vice President

EXHIBIT A

Schedule I

Security Interests, Mortgages, Liens

Capitalized Leases and Encumbrances

Capitalized Leases

•                  Biosphere Medical, Inc. (“the Company”) Leases (1) Reactor Cylinder; Electronic Scanning Equipment; and Packaging Equipment though California First Leasing Corporation. As of May 31, 2007, the Company had $42,185.13 outstanding on a four year lease agreement that began in February 2004.

•                  The Company also leases (1) CISCO Phone System and associated equipment through CISCO Capital Leasing. As of May 31, 2007, the Company had $30,421.23 outstanding on a five year lease agreement that began in October 2005.

EXHIBIT B

Schedule II

Litigation, Investigations and Proceedings

Legal Proceedings

On August 17, 2005, a lawsuit commenced in the Circuit Court, Twenty-Second Judicial Circuit, St. Louis, Missouri captioned Brett Pingel by next friend Dawn LaRose vs. BioSphere Medical, Inc., Bruce Kirke Bieneman, M.D., St. Louis University Hospital, John Stith, M.D and St. Louis University. The lawsuit alleges, among other things, that a patient suffered permanent bilateral blindness as a result of the use of our Embosphere Microspheres or the negligence of the health care providers or both factors combined. All defendants have denied the allegations against them. Plaintiffs seek compensatory and punitive damages. We carry product liability insurance and this case is currently being defended by our insurer under reservation of rights with respect to the claim of punitive damages, for which an exclusion from coverage exists. We have filed an answer to this lawsuit in which we have denied the claims being made.